UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 21, 2008

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-33008 (Commission File Number)	98-0221142 (IRS Employer Identification #)

Plaza America Tower I 11700 Plaza America Drive, Suite 1010 Reston, Virginia (Address of Principal Executive Offices)	20190 (Zip Code)

(703) 964-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

ICO Global Communications (Holdings) Limited (ICO) (NASDAQ: ICOG) today was awarded at least $371 million in its litigation with The Boeing Company and Boeing Satellite Systems International (Boeing and BSSI). The jury’s verdict awards ICO $371 million against BSSI, composed of $279 million for breach of contract and fraud with regard to satellite pricing and $91.6 million for fraud with regard to launches. The jury also awarded ICO $91.6 million against BSSI’s parent company, Boeing, for tortious interference. Whether ICO can collect $91.6 million from Boeing in addition to the $371 million from BSSI will be the subject of further proceedings. The award does not include any pre-judgment interest that is to be applied by the Judge under California law. In view of the jury’s finding that BSSI and Boeing acted against ICO with malice, oppression or fraud, beginning on Tuesday, October 28, the jury will hear evidence and argument to determine the amount, if any, of punitive damages to be awarded to ICO.

The award is subject to the risks of post-trial motions, appeal and collection.

On October 21, 2008, the Company issued a press release addressing the verdict. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

ExhibitNo.	Description

99.1	Press release dated October 21, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED (Registrant)

	By:	/s/ John L. Flynn
October 21, 2008		John L. Flynn Executive Vice President, General Counsel and Corporate Secretary

EXHIBITS

Exhibit	Description of Exhibit

99.1	Press release dated October 21, 2008